Exhibit 10.2

JOINDER to The

letter agreement

This Joinder to the Letter Agreement (this “Joinder”) is made this 5th day of February 2026, by the undersigned, in respect of that certain Letter Agreement (the “Letter Agreement”), a copy of which is attached hereto as Exhibit A, dated as of May 6, 2025, by and among Dune Acquisition Corporation II, a Cayman Islands exempted company (the “Company”), Dune Acquisition Holdings II LLC, a Delaware limited liability company (the “Sponsor”) and each of the other persons set forth on the signature pages thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Letter Agreement.

RECITALS:

WHEREAS, the Company desires to appoint [●], a Delaware limited liability company (or its designated affiliate(s), the “New Sponsor”) as a party to the Letter Agreement in replacement of the Sponsor. The undersigned has accepted such offer and agrees to be bound by the binding provisions of the Letter Agreement.

NOW, THEREFORE, for and in good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees as follows:

1. The undersigned hereby agrees to be bound by the terms and conditions of the Letter Agreement as a party thereunder.

2. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, this Joinder has been executed and delivered by the undersigned as of the date set forth above.

[●]

By:
Name:
Title:

Acknowledged and Agreed:

DUNE ACQUISITION CORPORATION II

By:
Name:	Elliot Richmond
Title:	Chief Executive Officer

[Signature Page to Joinder to Letter Agreement]